Exhibit 99.6

[FORM OF BROKER LETTER TO CLIENTS]

To Our Clients:

We are sending this letter because we hold shares of Community Central Bank Corporation common stock for you. Community Central Bank Corporation is raising capital through an offering of additional shares of common stock. Existing stockholders have a right to purchase all of the shares being offered. Before making an investment decision, please review the enclosed Prospectus, which describes Community Central Bank Corporation and the offering. You will find answers to some questions you may have about the offering beginning on page [__] of the Prospectus.

As a stockholder of Community Central Bank Corporation as of ____________ __, 2004, you have received one non-transferable subscription right for every ____ shares of Community Central Bank Corporation common stock carried by us in your account as of that date. Each subscription right that you have received entitles you to purchase one share of common stock at $______ per share in the rights offering. No commission will be charged to subscribers in the rights offering. Certain directors of Community Central Bank Corporation may purchase any shares of common stock unsubscribed for by stockholders in the rights offering.

Only we, as registered holder of the subscription rights, may exercise subscription rights on your behalf. Accordingly, we request your instructions if you wish to subscribe for any shares to which you are entitled pursuant to the terms and conditions set forth in the Prospectus. If you wish to subscribe, complete and submit to us the enclosed Beneficial Owner Election Form. Payment for your subscription will be deducted from the account(s) indicated by you on the Beneficial Owner Election Form. If insufficient funds are currently in the account(s), you must deposit sufficient funds. That deposit should be made in funds that are "available" at the time you deliver the Beneficial Owner Election Form to us. Under the terms of the rights offering, subscriptions may not be revoked.

Because the number of Rights issued to each record holder will be rounded up to the nearest whole number, beneficial owners of common stock who are not the record date holders of their shares may receive one less Right under certain circumstances than beneficial owners of common stock who are the record date holders of their shares.

THE RIGHTS OFFERING AND YOUR SUBSCRIPTION RIGHTS WILL EXPIRE AT 5:00 P.M. MICHIGAN TIME ON _______________, 2004. IF WE DO NOT RECEIVE YOUR INSTRUCTIONS ON A TIMELY BASIS, WE WILL NOT EXERCISE YOUR RIGHTS AND YOUR RIGHTS WILL EXPIRE WITHOUT VALUE. IF YOU HAVE QUESTIONS ABOUT EXERCISING YOUR RIGHTS, CONTACT YOUR ACCOUNT REPRESENTATIVE. QUESTIONS ABOUT COMMUNITY CENTRAL BANK CORPORATION OR THE RIGHTS OFFERING MAY BE DIRECTED TO THE SUBSCRIPTION AGENT, EQUISERVE TRUST COMPANY, TOLL FREE AT (800) 526-9365, MONDAY THROUGH FRIDAY, __:00 A.M. TO __:P.M. EASTERN TIME.

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

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COMMUNITY CENTRAL BANK CORPORATION

BENEFICIAL OWNER ELECTION FORM

Note: You need not submit this form unless subscription rights are to be exercised. Subscriptions may not be revoked.

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and other materials relating to the offering of non-transferable subscription rights to purchase shares of common stock of Community Central Bank Corporation. This provides instruction to you on the exercise of subscription rights pursuant to the terms and subject to the conditions set forth in the Prospectus.

   Please DO NOT EXERCISE RIGHTS for common stock.

OR

   Please EXERCISE RIGHTS for common stock as set forth below:

Number of shares of Community Central Bank Corporation currently held: ______________

	Number of Shares	Share Price	Total Due
Exercise of Subscription Rights:	___________________	x $________________	= $________________

TOTAL PAYMENT REQUIRED IS SUBMITTED AS FOLLOWS:

Payment enclosed: $_________________

Please deduce payment from the following account(s) maintained with you:

Account No. ___________________________ Amount to Deduct $______________________

Account No. ___________________________ Amount to Deduct $______________________

Signature(s): ___________________________________________

___________________________________________

Print Name(s): ___________________________________________

___________________________________________

Date: ___________________________________________